UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported): May 5, 2006


                                   ARGAN, INC.
             (Exact Name of Registrant as Specified in its Charter)


      Delaware                         001-31756              13-1947195
(State or Other Jurisdiction          (Commission          (IRS Employer
      of Incorporation)               File Number)        Identification No.)


      One Church Street, Suite 302, Rockville, MD               20850
        (Address of Principal Executive Offices)              (Zip Code)


Registrant's telephone number, including area code: (301) 315-0027


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)


      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Agreement.

      The information described below under Item 2.03 is hereby incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Background

      By way of background, Argan, Inc. (the "Company") and Southern Maryland Cable, Inc., a wholly-owned subsidiary of the Company ("SMC," and together with the Company, the "Debtors") entered into a Financing and Security Agreement dated as of August 19, 2003, as amended (the "Agreement"), with Bank of America, N.A. ("Lender"), whereby Lender extended to the Debtors a certain revolving line of credit and a term loan. On August 31, 2004, with the consent of Lender, the Debtors entered into an Agreement and Plan of Merger, as amended (the "Merger Agreement"), with AGAX/VLI Acquisition Corporation, a subsidiary of the Company ("AGAX"), Vitarich Laboratories, Inc. ("Vitarich") and Kevin J. Thomas, who was a shareholder of Vitarich ("Thomas"), whereby Vitarich merged into AGAX. Pursuant to the Merger Agreement, Thomas is entitled to receive from the Debtors, subject to certain conditions, certain additional cash consideration as provided in the Merger Agreement ("Additional Cash Consideration").

      On January 31, 2005, the Debtors entered into a Debt Subordination Agreement, as amended (the "Existing Subordination Agreement"), with Thomas and Lender to reconstitute the Additional Cash Consideration that Debtors will owe to Thomas as subordinated debt.

      On July 5, 2005, the Company entered into a letter agreement with Vitarich and Thomas to further amend the Merger Agreement with respect to the calculation and payment of the Additional Cash Consideration and in connection therewith, reduced the Additional Cash Consideration and provided Thomas an opportunity to earn back a certain amount (the "Transaction"). Simultaneously therewith, the Company executed and delivered to Thomas a certain Subordinated Term Note dated as of June 30, 2005 ("Subordinated Note"). In furtherance of the Transaction, on November 30, 2005, the Company executed and delivered to Thomas a certain Subordinated Term Note with respect to earn-back obligations ("Earn-back Subordinated Note").

Current Transaction

      On May 5, 2006, the Company, SMC and Vitarich (collectively, the "Borrowers") and the Lender entered into an Amended and Restated Financing and Security Agreement ("Restated Financing and Security Agreement") to, among other things, extend the maturity date of the revolving line of credit and make a new term loan.

      In accordance with the Restated Financing and Security Agreement, the Lender has provided to the Borrowers a revolving line of credit in the amount of $4,250,000 bearing interest at the LIBOR rate plus 3.25% per annum ("Revolving Loan"). The maturity date for the Revolving Loan has been extended to May 31, 2007. In addition, the Borrowers paid to the Lender a non-refundable loan fee of $10,000 on or prior to the execution of the Restated Financing and Security Agreement, which fee is deemed to be earned when paid.

      The obligation of the Company to pay the Revolving Loan is evidenced by a Third Amended and Restated Revolving Credit Note dated as of May 5, 2006 by and among the Borrowers and the Lender ("Note"). Pursuant to the Note, interest only on the principal sum of the Revolving Loan is due and payable monthly on the last day of each month, with the full amount, including interest thereon, being due and payable on May 31, 2007. Upon the occurrence of an Event of Default (as defined in the Note and in the Restated Financing and Security Agreement), the Note may become immediately due and payable at the option of the Lender. In addition, if the outstanding principle balance of the Revolving Loan outstanding from time to time exceeds the face amount of the lesser of (i) $4,250,000 or
(ii) the then most current Borrowing Base (as defined in the Restated Financing and Security Agreement), minus the Term Loan Reserve (as defined Restated Financing and Security Agreement), the excess shall bear interest at the LIBOR rate plus 4.0% per annum, and shall be payable, with accrued interest, on demand. The Borrowers have the option to prepay the Revolving Loan in whole or in part without premium or penalty. The Borrowers will also be required to make mandatory payments on the Revolving Loan in such amounts as requested by the Lender in the event the principal amount of the Revolving Loan exceeds the Borrowing Base (as defined therein). The Borrowers shall also pay to the Lender a revolving credit facility fee in an amount equal to 0.375% per annum of the average daily unused and undisbursed portion of the Revolving Loan accruing during each month.

      Pursuant to the Agreement, the Lender made a term loan to the Borrowers in the principal amount of $1,200,000 ("Term Loan"), which as of May 1, 2006, had a principal outstanding balance of $100,000.11. The obligation of the Borrowers to pay the Term Loan with interest is evidenced by a promissory note dated August 19, 2003 ("Term Note"), as amended. The Term Note continues to remain in full force and effect without setoff, and the Borrowers shall continue to pay the Term Note in accordance with the terms the Restated Financing and Security Agreement and the Term Note.

      Under the Restated Financing and Security Agreement, the Lender has agreed, subject to the satisfaction of certain conditions as provided therein, to make an additional term loan to the Borrowers if requested in writing by the Borrowers within 120 days of May 5, 2006 in the principal amount of $1,500,000 (the "2006 Term Loan"). The obligation of the Borrowers to pay the 2006 Term Loan with interest shall be evidenced by a promissory note in substantially the form attached as Exhibit 10.4 to this Form 8-K.

      The Borrowers may, at their option, prepay the Term Loan or the 2006 Term Loan, in whole or in part, upon five (5) business day's prior written notice.

      The Borrowers paid to the Lender a non-refundable fee of $18,750 on or prior to the execution of the Restated Financing and Security Agreement for the 2006 Term Loan, which loan fee is earned when paid. In the event the conditions set forth in the Restated Financing and Security Agreement for making the 2006 Term Loan are not fully satisfied on or prior to the end of the 120-day period, the Lender will not make the 2006 Term Loan and will not return to the Borrowers the loan fee for the 2006 Term Loan.

      The obligations of the Borrowers under the Restated Financing and Security Agreement are secured by all of Borrower's assets of any kind and nature, whether now owned or hereafter acquired (subject only to Permitted Liens as defined therein, if any). The Lender has a first priority, perfected lien on all such assets. The Restated Financing and Security Agreement contains certain affirmative and negative covenants, including without limitation, so long as any of the obligations and commitments of the Borrowers under the Restated Financing and Security Agreement are outstanding, the Borrowers shall not, among other things: (i) alter or amend its capital structure; (ii) authorize any additional class of equity; (iii) issue any stock or the right to purchase any if its capital stock; (iv) purchase or redeem any of its capital stock or outstanding warrants, or declare or pay any dividends thereon (other than stock dividends); or (v) enter into any merger or consolidation, or windup or dissolve itself, or acquire all or substantially all of the asset of any person, or sell, lease or otherwise dispose if its assets.

      In addition, on May 5, 2006, the Company executed and delivered to Thomas an Amended and Restated Subordinated Note ("Restated Subordinated Note") in the principal sum of $3,292,131.00 bearing interest at a rate of 10% per annum. Interest thereunder is due and payable on a quarterly basis commencing on July 1, 2006. Unless otherwise prepaid in accordance with the Restated Subordinated Note, the principal sum, together with all accrued and unpaid interest shall be due and payable in one installment on August 1, 2007. The Restated Subordinated Note amends, restates, consolidates, supersedes and replaces in their entirety the Subordinated Note and the Earn-back Subordinated Note. Pursuant to the Restated Subordinated Note, in the event that the Company receives gross cash consideration (prior to the payment of any fees, discounts, costs, expenses or commissions) in connection with one or more public offerings or private placements of its capital stock during the period from the date hereof to August 1, 2007 which is in excess of $1,000,000 in the aggregate (the "Aggregate Consideration"), the Company shall prepay the principal sum by an amount equal to that portion of the Aggregate Consideration which is in excess of $1,000,000 so that all capital raised by the Company which is in excess of $1,000,000 shall be paid over to Thomas until such time as the principal sum and all other sums due under the Restated Subordinated Note have been paid in full. Also, if the Company receives additional financing from the Bank on or before August 1, 2007, the Company shall use such funds to prepay the principal sum under the Restated Subordinated Note, provided that the Bank permits the use of the funds for such purpose.

      Also, on May 5, 2006, the Borrowers, Thomas and the Lender entered into a Second Amended and Restated Debt Subordination Agreement ("Amended Subordination Agreement") to among other things (A) reflect the consolidation of the Subordinated Note and the Earn-back Subordinated Note into the Restated Subordinated Note, and (B) to permit mandatory prepayments to the extent provided therein. Under the Amended Subordination Agreement, Thomas agreed to subordinate all of the Junior Debt (as defined therein) to the full and final payment of all of the Superior Debt (as defined therein), to the extent provided therein. Borrowers are permitted to make, and Thomas is permitted to accept: (i) regularly scheduled payments of interest under the Junior Debt; (ii) payments of principal after August 1, 2007, and (iii) mandatory and optional prepayments of the Junior Debt (including mandatory prepayments provided in the Restated Subordinated Note), but only to the extent such prepayments do not otherwise violate the prohibitions set forth in the Amended Subordination Agreement.


Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

      Exhibit No.       Description
      -----------       -----------
      10.1 Amended and Restated Financing and Security Agreement dated as of May 5, 2006 by and among Argan, Inc., Southern Maryland Cable, Inc., Vitarich Laboratories, Inc. and Bank of America, N.A.

      10.2 Third Amended and Restated Revolving Credit Note dated as of May 5, 2006 issued by Argan, Inc., Southern Maryland Cable, Inc. and Vitarich Laboratories, Inc. in favor of Bank of America, N.A.

      10.3 Second Amended and Restated Debt Subordination Agreement dated as of May 5, 2006 by and among Kevin
                         J. Thomas, Argan, Inc., Southern Maryland Cable, Inc., Vitarich Laboratories, Inc. and Bank of America, N.A.

      10.4 [Form of ] 2006 Term Note to be issued by Argan, Inc., Southern Maryland Cable, Inc. and Vitarich Laboratories, Inc. in favor of Bank of America, N.A. upon satisfaction of certain conditions.

      10.5 Amended and Restated Subordinated Term Note dated May 5, 2006 issued by Argan, Inc. in favor of Kevin
                         J. Thomas.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ARGAN, INC.

Date: May 11, 2006                        By: /s/ Rainer Bosselmann
                                              ---------------------------------
                                                Rainer Bosselmann
                                                Chairman of the Board and
                                                Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------
10.1               Amended and Restated Financing and Security Agreement dated as of May 5, 2006 by and among Argan, Inc., Southern
                   Maryland Cable, Inc., Vitarich Laboratories, Inc. and Bank of America, N.A.

10.2 Third Amended and Restated Revolving Credit Note dated as of May 5, 2006 issued by Argan, Inc., Southern Maryland Cable, Inc. and Vitarich Laboratories, Inc. in favor of Bank of America, N.A.

10.3 Second Amended and Restated Debt Subordination Agreement dated as of May 5, 2006 by and among Kevin J. Thomas, Argan, Inc., Southern Maryland Cable, Inc., Vitarich Laboratories, Inc. and Bank of America, N.A.

10.4 [Form of ] 2006 Term Note to be issued by Argan, Inc., Southern Maryland Cable, Inc. and Vitarich Laboratories, Inc. in favor of Bank of America, N.A. upon satisfaction of certain conditions.

10.5 Amended and Restated Subordinated Term Note dated May 5, 2006 issued by Argan, Inc. in favor of Kevin J. Thomas.